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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 25, 1999
                                                          --------------


                                 MANPOWER INC.
             (Exact name of registrant as specified in its charter)

          WISCONSIN                        1-10686                          39-1672779
(State or other jurisidiction      (Commission file number)              (IRS Employer
     of incorporation)                                               Identification No.)





                            5301 NORTH IRONWOOD ROAD
                           MILWAUKEE, WISCONSIN 53217
                    (Address of principal executive offices)




       Registrant's telephone number, including area code:(414) 961-1000
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ITEM 5. OTHER EVENTS.

          Manpower Inc. (the "Company") currently has in place a share repurchase program which permits the purchase of up to 15 million shares of its common stock, $0.01 par value, of which 8.2 million shares remained available for purchase as of the date of this Current Report. From April 1, 1999 through June 25, 1999, the Company repurchased approximately 2.5 million shares of its common stock for approximately $58.1 million under its shares repurchase program. The Company funded these repurchases through borrowings under its unsecured revolving credit agreement.

ITEM 7. EXHIBITS

          None

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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  MANPOWER INC.



Date:  June 25, 1999                              /s/ Michael J. Van Handel
                                                  -----------------------------
                                                  Michael J. Van Handel
                                                  Senior Vice President - Chief
                                                  Financial Officer, Treasurer
                                                  and Secretary